                                                 Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Revenues:
Electric	$1,065	$1,053	$4,911	$4,981
Natural gas	263	263	883	929
Total operating revenues	1,328	1,316	5,794	5,910
Operating Expenses:
Fuel	90	126	490	535
Purchased power	130	116	513	556
Natural gas purchased for resale	89	95	272	331
Other operations and maintenance	421	444	1,661	1,745
Depreciation and amortization	276	250	1,075	995
Taxes other than income taxes	111	106	483	481
Total operating expenses	1,117	1,137	4,494	4,643
Operating Income	211	179	1,300	1,267
Other Income, Net	34	31	151	130
Interest Charges	108	91	419	381
Income Before Income Taxes	137	119	1,032	1,016
Income Taxes	21	24	155	182
Net Income	116	95	877	834
Less: Net Income Attributable to Noncontrolling Interests	1	1	6	6
Net Income Attributable to Ameren Common Shareholders	$115	$94	$871	$828

Earnings per Common Share – Basic	$0.47	$0.38	$3.53	$3.37

Earnings per Common Share – Diluted	$0.46	$0.38	$3.50	$3.35

Weighted-average Common Shares Outstanding – Basic	247.4	246.0	247.0	245.6
Weighted-average Common Shares Outstanding – Diluted	249.7	247.5	248.7	247.1

                    AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$139	$16
Accounts receivable - trade (less allowance for doubtful accounts)	415	393
Unbilled revenue	269	278
Miscellaneous accounts receivable	65	63
Inventories	521	494
Current regulatory assets	109	69
Other current assets	135	118
Total current assets	1,653	1,431
Property, Plant, and Equipment, Net	26,807	24,376
Investments and Other Assets:
Nuclear decommissioning trust fund	982	847
Goodwill	411	411
Regulatory assets	1,100	992
Other assets	1,077	876
Total investments and other assets	3,570	3,126
TOTAL ASSETS	$32,030	$28,933
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$8	$442
Short-term debt	490	440
Accounts and wages payable	958	874
Interest accrued	114	94
Current regulatory liabilities	121	164
Other current liabilities	489	491
Total current liabilities	2,180	2,505
Long-term Debt, Net	11,078	8,915
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,211	2,919
Regulatory liabilities	5,282	4,887
Asset retirement obligations	696	638
Pension and other postretirement benefits	37	401
Other deferred credits and liabilities	466	467
Total deferred credits and other liabilities	9,692	9,312
Ameren Corporation Shareholders’ Equity:
Common stock	3	2
Other paid-in capital, principally premium on common stock	6,179	5,694
Retained earnings	2,757	2,380
Accumulated other comprehensive loss	(1)	(17)
Total Ameren Corporation shareholders’ equity	8,938	8,059
Noncontrolling Interests	142	142
Total equity	9,080	8,201
TOTAL LIABILITIES AND EQUITY	$32,030	$28,933

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income	$877	$834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,085	1,002
Amortization of nuclear fuel	68	79
Amortization of debt issuance costs and premium/discounts	22	19
Deferred income taxes and investment tax credits, net	148	167
Allowance for equity funds used during construction	(32)	(28)
Stock-based compensation costs	21	20
Other	22	(14)
Changes in assets and liabilities	(484)	91
Net cash provided by operating activities	1,727	2,170
Cash Flows From Investing Activities:
Capital expenditures	(2,669)	(2,411)
Wind generation expenditures	(564)	—
Nuclear fuel expenditures	(66)	(31)
Purchases of securities – nuclear decommissioning trust fund	(224)	(256)
Sales and maturities of securities – nuclear decommissioning trust fund	183	260
Purchase of bonds	—	(207)
Proceeds from sale of remarketed bonds	—	207
Other	11	3
Net cash used in investing activities	(3,329)	(2,435)
Cash Flows From Financing Activities:
Dividends on common stock	(494)	(472)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	50	(157)
Maturities of long-term debt	(442)	(580)
Issuances of long-term debt	2,183	1,527
Issuances of common stock	476	68
Employee payroll taxes related to stock-based compensation	(20)	(29)
Debt issuance costs	(20)	(17)
Net cash provided by financing activities	1,727	334
Net change in cash, cash equivalents, and restricted cash	125	69
Cash, cash equivalents, and restricted cash at beginning of year	176	107
Cash, cash equivalents, and restricted cash at end of year	$301	$176